Exhibit 5.1

January 14, 2014

Echo Automotive, Inc.
16000 N. 80th Street, Suite E
Scottsdale, AZ 85260

Re:	Registration Statement on Form S-8
Echo Automotive, Inc.

Ladies and Gentlemen:

                 As legal counsel to Echo Automotive, Inc., a Nevada corporation (the “Company”), we have assisted in the preparation of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on or about January 14, 2014 in connection with the registration under the Securities Act of 1933, as amended, of shares of the Company’s common stock, par value $0.001 per share, (the “Shares”) issuable pursuant to the Echo Automotive, Inc. 2013 Equity Incentive Plan (the “Plan”). The facts, as we understand them, are set forth in the Registration Statement.

                 With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

                 A.      The Articles of Incorporation of the Company, as filed with the Secretary of State of Nevada, as amended;

                 B.      The Bylaws of the Company;

                 C.      Resolutions of the Board of Directors of the Company, adopted by unanimous written consent on December 1, 2013, approving the Plan and reserving the Shares for issuance;

                 D.      The Plan; and

                 E.      The Registration Statement.

                Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic, and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and based solely upon our review of items A through E above, and subject to the further limitations and qualifications set forth below, it is our opinion that the Shares, when issued in accordance with the Plan, will be validly issued, fully paid, and nonassessable.

GREENBERG TRAURIG, LLP • ATTORNEYS AT LAW • WWW.GTLAW.COM
1201 K Street, Suite 1100 • Sacramento, California 95814 • Tel 916.442.1111 • Fax 916.448.1709
442431897

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TRAURIG MAHER LLP
**STRATEGIC ALLIANCE

Echo Automotive, Inc.
January 14, 2014

___________________________

                 We express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than federal securities laws and the substantive laws of the state of Nevada, including judicial interpretations of such laws. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

                 We hereby expressly consent to any reference to our firm in the Registration Statement, inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.

Very truly yours,

/s/ Greenberg Traurig, LLP
Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP